Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2015

•Annual revenue growth of 6.7% to $7.19 billion
•Annual organic revenue growth for parts and services of 7.0%
•Annual net income growth of 10.9% to $423.2 million
•Annual Diluted EPS of $1.38; adjusted diluted EPS of $1.42
•Fourth quarter 2015 diluted EPS of $0.31; adjusted diluted EPS of $0.32
•2016 annual guidance provided

Chicago, IL (February 25, 2016) - LKQ Corporation (Nasdaq:LKQ) today announced results for its fourth quarter and full year ended December 31, 2015. For the fourth quarter of 2015, net income was $95.1 million, an increase of 18.1% compared to the fourth quarter of 2014, and diluted earnings per share was $0.31, a 19.2% increase year over year. For the full year 2015, net income was $423.2 million, an increase of 10.9% compared to 2014, and diluted earnings per share was $1.38, a 10.4% increase over the $1.25 reported for 2014. The Company noted that full year 2015 and 2014 diluted earnings per share included charges equal to $0.04 and $0.02, respectively, per share resulting from restructuring and acquisition related expenses, losses on debt extinguishment and the change in fair value of contingent consideration liabilities. On an adjusted basis, EPS increased 11.8% to $1.42 in 2015 compared to $1.27 in 2014.
“We reached a major milestone in 2015 by surpassing $7 billion in annual revenue for the first time. I am particularly proud of the 19.2% growth in our diluted earnings per share in the fourth quarter, and the strong increase in the EBITDA margins of our European segment to 10.1% for full year 2015. These results are a testament to the hard work and dedication of our 31,000 plus employees,” stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation.
Fourth Quarter 2015 Reported Results
For the fourth quarter of 2015, revenue was $1.75 billion compared with $1.68 billion for the fourth quarter of 2014, an increase of 3.8%. For the fourth quarter, parts and services organic revenue growth was 6.2% and acquisition revenue growth was 4.7%, while the impact of exchange rates was (2.9)%, for total parts and services revenue growth of 8.0%.
Full Year 2015 Reported Results
For the full year of 2015, revenue was $7.19 billion compared with $6.74 billion in 2014, an increase of 6.7%. Full year 2015 parts and services organic revenue growth was 7.0% and acquisition revenue growth was 7.1%, while the impact of exchange rates was (3.8)%, for total parts and services growth of 10.3%.

Balance Sheet and Liquidity

Cash flow from operations totaled $529.8 million in 2015, which after using approximately $330.0 million to finance acquisitions, capital expenditures and other long term assets, allowed the Company, together with some excess cash, to reduce its outstanding debt by $239.0 million. As of December 31, 2015, LKQ’s balance sheet reflected cash and equivalents of $87.4 million and outstanding debt of $1.6 billion. The unused capacity under the Company’s credit facilities at December 31, 2015 was approximately $1.3 billion.
Other Events
The Company announced on November 13, 2015 that Robert M. Hanser was elected to LKQ’s Board of Directors.
On December 22, 2015, the Company announced that it had signed a definitive agreement to acquire the holding company of Rhiag-Inter Auto Parts Italia S.p.A (“Rhiag”), a leading pan-European business-to-business distributor of aftermarket spare parts for passenger cars and commercial vehicles, for an enterprise value of €1.04 billion. The Rhiag transaction is expected to be completed early in the second quarter of 2016 and is subject to customary closing conditions and necessary regulatory approvals.
In addition to the Rhiag announcement, during the fourth quarter of 2015 the Company acquired a wholesale salvage business in Sweden and an interest in a pan-European distributor and remanufacturer of engines and power train products.
Mr. Wagman added: “Our 2015 development efforts resulted in the completion of 18 acquisitions, which expanded our geographic footprint and extended our leadership position in each of our operating segments.”
On January 29, 2016, the Company completed an amendment to its credit facility that increased the aggregate amount available thereunder from $2.3 billion to $3.2 billion and extended the maturity to January 2021. The amended facility includes a $2.45 billion multi-currency revolver and a term loan facility of approximately $500 million and €230 million. The unused capacity under the new credit agreement at closing was approximately $2.2 billion.
Company Outlook

2016 Guidance
Organic revenue growth for parts & services	6.0% to 8.0%
Adjusted net income	$490 to $520 million
Adjusted diluted EPS	$1.59 to $1.69
Cash flow from operations	$520-$550 million
Capital expenditures	$170 million to $180 million

Referring to the 2016 earnings per share guidance, Nick Zarcone, Executive Vice President and Chief Financial Officer of LKQ Corporation stated, "The declines we saw in the foreign currency rates in 2015 have continued into the first quarter of 2016, with the British pound and Canadian Dollar both trading lower than the 2015 averages when compared to the US Dollar. During 2015, we saw the markets for scrap steel, copper and other commodities trend materially lower and they have held at these levels into the first quarter. Despite these meaningful headwinds, we project solid EPS growth for 2016 with the mid-point of our guidance representing a 10.1% increase over the comparable 2015 EPS results.”
As disclosed on our investor call on December 22, 2015 relating to Rhiag, we are modifying our measure of adjusted diluted EPS for periods after 2015 to exclude the amortization expense related to acquired intangibles. Our guidance for 2016 adjusted net income and adjusted diluted EPS excludes the impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities) and amortization of acquired intangibles. Our guidance for capital expenditures excludes spending related to future business acquisitions. Our pending acquisition of Rhiag is not included in our guidance.
Guidance for 2016 is based on scrap prices remaining at current prices and exchange rates for the British pound, Euro and Canadian dollar holding near current levels. Changes in these figures may impact our ability to achieve the full year earnings and cash flow guidance.
Conference Call Details
On February 25, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) members of senior management will host a conference call and Webcast to discuss the Company's results. To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13628612#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 25, 2016. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include the following (not necessarily in order of importance):

•
changes in economic and political activity in the U.S. and other countries in which we are located or do business, and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	increasing competition in the automotive parts industry;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	changes in state or federal laws or regulations affecting our business;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us;

•	price increases, interruptions or disruptions to the supply of vehicle parts from aftermarket suppliers and from salvage auctions;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the risks associated with operating in foreign jurisdictions, including foreign laws and economic and political instabilities;

•	declines in the values of our assets;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements; and

•	other risks that are described in our Form 10-K filed March 2, 2015 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$1,748,919	$1,684,131	$7,192,633	$6,740,064
Cost of goods sold	1,051,592	1,019,572	4,359,104	4,088,151
Gross margin	697,327	664,559	2,833,529	2,651,913
Facility and warehouse expenses	143,087	138,296	556,041	526,291
Distribution expenses	152,376	144,896	602,897	577,341
Selling, general and administrative expenses	211,409	199,544	828,333	762,888
Restructuring and acquisition related expenses	6,782	1,990	19,511	14,806
Depreciation and amortization	32,002	33,583	122,120	120,719
Operating income	151,671	146,250	704,627	649,868
Other expense (income):
Interest expense	13,256	15,965	57,860	64,542
Loss on debt extinguishment	—	—	—	324
Change in fair value of contingent consideration liabilities	89	149	454	(1,851)
Other (income) expense, net	(1,086)	423	(2,717)	(1,035)
Total other expense, net	12,259	16,537	55,597	61,980
Income before provision for income taxes	139,412	129,713	649,030	587,888
Provision for income taxes	42,448	48,338	219,703	204,264
Equity in earnings of unconsolidated subsidiaries	(1,904)	(906)	(6,104)	(2,105)
Net income	$95,060	$80,469	$423,223	$381,519
Earnings per share:
Basic	$0.31	$0.27	$1.39	$1.26
Diluted	$0.31	$0.26	$1.38	$1.25
Weighted average common shares outstanding:
Basic	305,520	303,191	304,722	302,343
Diluted	308,028	306,601	307,496	306,045

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2015	December 31, 2014
Assets
Current Assets:
Cash and equivalents	$87,397	$114,605
Receivables, net	590,160	601,422
Inventory	1,556,552	1,433,847
Prepaid expenses and other current assets	106,603	85,799
Total Current Assets	2,340,712	2,235,673
Property and Equipment, net	696,567	629,987
Intangibles	2,534,363	2,534,420
Other Assets	76,195	75,659
Total Assets	$5,647,837	$5,475,739
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$415,588	$400,202
Accrued expenses	248,752	250,164
Other current liabilities	31,596	32,200
Current portion of long-term obligations	56,034	61,938
Total Current Liabilities	751,970	744,504
Long-Term Obligations, Excluding Current Portion	1,528,668	1,784,210
Deferred Income Taxes	127,239	106,938
Other Noncurrent Liabilities	125,278	119,430
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 305,574,384 and 303,452,655 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	3,055	3,035
Additional paid-in capital	1,090,713	1,054,686
Retained earnings	2,126,384	1,703,161
Accumulated other comprehensive loss	(105,470)	(40,225)
Total Stockholders’ Equity	3,114,682	2,720,657
Total Liabilities and Stockholders’ Equity	$5,647,837	$5,475,739

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$423,223	$381,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128,192	125,437
Stock-based compensation expense	21,336	22,021
Deferred income taxes	22,388	6,242
Excess tax benefit from stock-based payments	(14,445)	(17,814)
Other	7,348	6,593
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	14,704	(61,739)
Inventory	(83,188)	(122,590)
Prepaid income taxes/income taxes payable	17,474	18,428
Accounts payable	(4,222)	(5,474)
Other operating assets and liabilities	(2,973)	18,274
Net cash provided by operating activities	529,837	370,897
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(170,490)	(140,950)
Acquisitions, net of cash acquired	(160,517)	(775,921)
Other investing activities, net	1,014	(4,123)
Net cash used in investing activities	(329,993)	(920,994)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	8,168	9,324
Excess tax benefit from stock-based payments	14,445	17,814
Taxes paid related to net share settlements of stock-based compensation awards	(7,581)	(443)
Net (payments) borrowings of long-term and other obligations	(239,027)	496,358
Other financing activities, net	(97)	(4,050)
Net cash (used in) provided by financing activities	(224,092)	519,003
Effect of exchange rate changes on cash and equivalents	(2,960)	(4,789)
Net decrease in cash and equivalents	(27,208)	(35,883)
Cash and equivalents, beginning of period	114,605	150,488
Cash and equivalents, end of period	$87,397	$114,605

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
Operating Highlights	2015		2014
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$1,748,919	100.0%	$1,684,131	100.0%	$64,788	3.8%
Cost of goods sold	1,051,592	60.1%	1,019,572	60.5%	32,020	3.1%
Gross margin	697,327	39.9%	664,559	39.5%	32,768	4.9%
Facility and warehouse expenses	143,087	8.2%	138,296	8.2%	4,791	3.5%
Distribution expenses	152,376	8.7%	144,896	8.6%	7,480	5.2%
Selling, general and administrative expenses	211,409	12.1%	199,544	11.8%	11,865	5.9%
Restructuring and acquisition related expenses	6,782	0.4%	1,990	0.1%	4,792	n/m
Depreciation and amortization	32,002	1.8%	33,583	2.0%	(1,581)	(4.7)%
Operating income	151,671	8.7%	146,250	8.7%	5,421	3.7%
Other expense (income):
Interest expense	13,256	0.8%	15,965	0.9%	(2,709)	(17.0)%
Change in fair value of contingent consideration liabilities	89	0.0%	149	0.0%	(60)	(40.3)%
Other (income) expense, net	(1,086)	(0.1)%	423	0.0%	(1,509)	n/m
Total other expense, net	12,259	0.7%	16,537	1.0%	(4,278)	(25.9)%
Income before provision for income taxes	139,412	8.0%	129,713	7.7%	9,699	7.5%
Provision for income taxes	42,448	2.4%	48,338	2.9%	(5,890)	(12.2)%
Equity in earnings of unconsolidated subsidiaries	(1,904)	(0.1)%	(906)	(0.1)%	(998)	n/m
Net income	$95,060	5.4%	$80,469	4.8%	$14,591	18.1%
Earnings per share:
Basic	$0.31		$0.27		$0.04	14.8%
Diluted	$0.31		$0.26		$0.05	19.2%
Weighted average common shares outstanding:
Basic	305,520		303,191		2,329	0.8%
Diluted	308,028		306,601		1,427	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Year Ended December 31,
Operating Highlights	2015		2014
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$7,192,633	100.0%	$6,740,064	100.0%	$452,569	6.7%
Cost of goods sold	4,359,104	60.6%	4,088,151	60.7%	270,953	6.6%
Gross margin	2,833,529	39.4%	2,651,913	39.3%	181,616	6.8%
Facility and warehouse expenses	556,041	7.7%	526,291	7.8%	29,750	5.7%
Distribution expenses	602,897	8.4%	577,341	8.6%	25,556	4.4%
Selling, general and administrative expenses	828,333	11.5%	762,888	11.3%	65,445	8.6%
Restructuring and acquisition related expenses	19,511	0.3%	14,806	0.2%	4,705	31.8%
Depreciation and amortization	122,120	1.7%	120,719	1.8%	1,401	1.2%
Operating income	704,627	9.8%	649,868	9.6%	54,759	8.4%
Other expense (income):
Interest expense	57,860	0.8%	64,542	1.0%	(6,682)	(10.4)%
Loss on debt extinguishment	—	0.0%	324	0.0%	(324)	(100.0)%
Change in fair value of contingent consideration liabilities	454	0.0%	(1,851)	(0.0)%	2,305	n/m
Other income, net	(2,717)	(0.0)%	(1,035)	(0.0)%	(1,682)	n/m
Total other expense, net	55,597	0.8%	61,980	0.9%	(6,383)	(10.3)%
Income before provision for income taxes	649,030	9.0%	587,888	8.7%	61,142	10.4%
Provision for income taxes	219,703	3.1%	204,264	3.0%	15,439	7.6%
Equity in earnings of unconsolidated subsidiaries	(6,104)	(0.1)%	(2,105)	(0.0)%	(3,999)	n/m
Net income	$423,223	5.9%	$381,519	5.7%	$41,704	10.9%
Earnings per share:
Basic	$1.39		$1.26		$0.13	10.3%
Diluted	$1.38		$1.25		$0.13	10.4%
Weighted average common shares outstanding:
Basic	304,722		302,343		2,379	0.8%
Diluted	307,496		306,045		1,451	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	December 31,
	2015	2014	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$926,147	$858,223	$67,924	7.9%
Europe	486,000	464,755	21,245	4.6%
Specialty	243,849	210,029	33,820	16.1%
Parts and services	1,655,996	1,533,007	122,989	8.0%
Other	92,923	151,124	(58,201)	(38.5)%
Total	$1,748,919	$1,684,131	$64,788	3.8%

Revenue changes by category for the three months ended December 31, 2015 vs. 2014:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	% Change (1)
North America	5.6%	3.4%	(1.1)%	7.9%
Europe	6.3%	5.0%	(6.7)%	4.6%
Specialty	8.1%	9.5%	(1.5)%	16.1%
Parts and services	6.2%	4.7%	(2.9)%	8.0%
Other	(42.7)%	4.5%	(0.3)%	(38.5)%
Total	1.8%	4.7%	(2.6)%	3.8%

	Year Ended
	December 31,
	2015	2014	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$3,671,595	$3,437,821	$233,774	6.8%
Europe	1,991,106	1,843,730	147,376	8.0%
Specialty	1,051,250	805,208	246,042	30.6%
Parts and services	6,713,951	6,086,759	627,192	10.3%
Other	478,682	653,305	(174,623)	(26.7)%
Total	$7,192,633	$6,740,064	$452,569	6.7%

Revenue changes by category for the twelve months ended December 31, 2015 vs. 2014:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	% Change (1)
North America	5.6%	2.2%	(1.0)%	6.8%
Europe	9.2%	8.5%	(9.7)%	8.0%
Specialty	7.8%	24.6%	(1.9)%	30.6%
Parts and services	7.0%	7.1%	(3.8)%	10.3%
Other	(28.6)%	2.2%	(0.3)%	(26.7)%
Total	3.5%	6.6%	(3.4)%	6.7%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In thousands)
Net income	$95,060	$80,469	$423,223	$381,519
Depreciation and amortization	33,504	34,790	128,192	125,437
Interest expense, net	13,092	15,807	57,342	63,947
Loss on debt extinguishment (1)	—	—	—	324
Provision for income taxes	42,448	48,338	219,703	204,264
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$184,104	$179,404	$828,460	$775,491
EBITDA as a percentage of revenue	10.5%	10.7%	11.5%	11.5%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2015		2014		2015		2014
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,018,219		$1,008,934		$4,146,833		$4,089,290
Europe	487,060		465,492		1,995,455		1,846,155
Specialty	244,726		210,585		1,054,584		807,015
Eliminations	(1,086)		(880)		(4,239)		(2,396)
Total revenue	$1,748,919		$1,684,131		$7,192,633		$6,740,064
Segment EBITDA
North America	$130,631	12.8%	$128,804	12.8%	$547,405	13.2%	$543,943	13.3%
Europe	47,364	9.7%	38,329	8.2%	200,563	10.1%	167,155	9.1%
Specialty	14,884	6.1%	15,316	7.3%	106,561	10.1%	79,453	9.8%
Total Segment EBITDA	192,879	11.0%	182,449	10.8%	854,529	11.9%	790,551	11.7%
Deduct:
Restructuring and acquisition related expenses	6,782		1,990		19,511		14,806
Change in fair value of contingent consideration liabilities	89		149		454		(1,851)
Add:
Equity in earnings of unconsolidated subsidiaries	(1,904)		(906)		(6,104)		(2,105)
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$184,104	10.5%	$179,404	10.7%	$828,460	11.5%	$775,491	11.5%

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (including loss on debt extinguishment) and taxes. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
(In thousands, except per share data)
Net income	$95,060	$80,469	$423,223	$381,519
Adjustments:
Restructuring and acquisition related expenses, net of tax	4,464	1,202	12,770	9,661
Loss on debt extinguishment, net of tax	—	—	—	214
Change in fair value of contingent consideration liabilities	89	149	454	(1,851)
Adjusted net income	$99,613	$81,820	$436,447	$389,543
Weighted average diluted common shares outstanding	308,028	306,601	307,496	306,045
Diluted earnings per share	$0.31	$0.26	$1.38	$1.25
Adjusted diluted earnings per share	$0.32	$0.27	$1.42	$1.27

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2015 and 2014, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

The following unaudited table reconciles consolidated growth for Parts & Services Revenue and Total Revenue to revenue growth at constant currency for the same measure:

	Three Months Ended		Three Months Ended
	December 31, 2015		December 31, 2015
Parts & Services		Total Revenue
Revenue growth as reported	8.0%	Revenue growth as reported	3.8%
Less: Currency impact	(2.9)%	Less: Currency impact	(2.6)%
Revenue growth at constant currency	10.9%	Revenue growth at constant currency	6.4%

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.